                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Patterson Dental Company for the registration of 100,770 shares of its Common Stock and to the incorporation by reference therein of our report dated May 20, 1998, with respect to the consolidated financial statements and schedule of Patterson Dental Company included in its Annual Report on Form 10-K for the year ended April 25, 1998, filed with the Securities and Exchange Commission.


Minneapolis, Minnesota                 /s/ ERNST & YOUNG LLP
August 12, 1998